Exhibit 99.2

2Q 2013 Stockholder Supplement August 7, 2013

This presentation, other written or oral communications and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) that may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to integrate and grow the commercial mortgage business; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Safe Harbor Notice

(1)Adjusted net income excludes unrealized gains (losses) on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes, impairment of goodwill and loss on previously held equity interest in CreXus Investment Corp. (2)Includes loan participations and mortgages payable which are non-recourse to the Company. (3)Includes Investment Securities, U.S. Treasury Securities, securities loaned, commercial real estate investments and reverse repurchase agreements. (4)Includes Agency mortgage-backed securities, Agency debentures and corporate debt. (5)Does not include $29.7 million of Real Estate Held-for-sale at June 30, 2013. (6)Based on GAAP net income, excluding depreciation and amortization expense, utilizing average net equity for the quarter ended June 30, 2013. 2Q13 Financial Overview .GAAP net income of $1.6 billion, or $1.71 per average common share, generating an annualized return on average equity of 45.87% .Adjusted net income(1) of $460.6 million, or $0.47 per average common share, generating an annualized adjusted return on average equity of 12.90% .Declared a $0.40 dividend per common share .Common stock book value per share of $13.03 .End of period total debt to equity of 6.2x(2) .Weighted average days to maturity on interest-bearing liabilities of 196 days . Annualized yield on average interest-earning assets(3) of 2.51% and annualized interest rate spread of 0.98% during the quarter .End of period Investment Securities(4) of $95.9 billion .End of period commercial real estate debt and preferred equity of $938.4 million with a weighted-average yield of 9.90% at quarter end .End of period commercial real estate held for investment of $37.5 million(5) with a net equity yield of 14.13%(6) Income Statement Balance Sheet Portfolio Unaudited 3

Strategy Overview

Unaudited

Portfolio Positioning

- Allocate up to 25% of stockholders' equity to investments outside of Agency mortgage-backed securities
  - Completed acquisition of CreXus shares not previously owned for $876.3 million
- Manage Agency portfolio to further mitigate against market volatility and anticipation of tapering of Federal Reserve's Quantitative Easing by continuing to shift position into lower duration assets
  - Disposed of $14.8 billion and $17.2 billion of Investment Securities(1) during 2Q13 and 1Q13, respectively, resulting in realized gains of $148.0 million and $182.8 million, respectively

Market Opportunities

- Reinvest annual projected principal payments of $14 billion to $16 billion from existing holdings into higher yielding Agency mortgage-backed securities ("MBS")
  - 30-year and 15-year FNMA current coupon mortgages increased by 70 basis points and 73 basis points, respectively, in 2Q13
- Expected return on equity of 14% to 18% on purchase of Agency MBS in current market environment
- Expected unlevered return on equity of 7.50% to 11.00% on new commercial real estate investments

Liability and Interest Rate Management

- Maintain conservative leverage profile (6.2x(2) at end of 2Q13) while increasing asset hedges
  - Maintain long-duration interest rate swaps while increasing notional as a percentage of Investment Securities(1)
  - Utilize derivatives to hedge against spikes in volatility and resultant interest rates

(1) Includes Agency mortgage-backed securities, Agency debentures and corporate debt.
(2) Includes loan participations and mortgages payable which are non-recourse to the Company.

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Last Four Quarters Financial Performance (1)Adjusted net income excludes unrealized gains (losses) on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes, impairment of goodwill and loss on previously held equity interest in CreXus Investment Corp. Unaudited, dollars in thousands except per share amounts Adjusted EPS(1) Annualized Adjusted Return on Equity Adjusted Net Income(1) Annualized Yield on Average Interest-Earning Assets $0.45 $0.46 $0.47 $0.47 $0.30 $0.40 $0.50 $0.60 3Q12 4Q12 1Q13 2Q13 10.78% 11.27% 11.90% 12.90% 8.00% 10.00% 12.00% 14.00% 16.00% 3Q12 4Q12 1Q13 2Q13 $449,846 $465,101 $464,417 $460,553 $350,000 $400,000 $450,000 $500,000 $550,000 3Q12 4Q12 1Q13 2Q13 2.54% 2.45% 2.37% 2.51% 0.00% 1.00% 2.00% 3.00% 4.00% 3Q12 4Q12 1Q13 2Q13 5

Illustrative Impact of Commercial Diversification Note: Dollar amounts of stockholders’ equity allocated to commercial based on 2Q13 amount of $13.3 billion. Agency MBS assumptions: 2.52% hedged unlevered yield, 0.35% borrowing cost and 6.0:1 total debt to stockholders’ equity supporting Agency portfolio. Commercial assumptions: 9.25% unlevered yield with no leverage added. Unaudited 2.59% 2.67% 2.76% 2.86% 2.97% 3.10% 6.0x 5.7x 5.4x 5.1x 4.8x 4.5x 2.30% 2.40% 2.50% 2.60% 2.70% 2.80% 2.90% 3.00% 3.10% 3.20% 4.0x 4.5x 5.0x 5.5x 6.0x 6.5x 7.0x 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% Percentage and Dollar Amounts of Stockholders' Equity Allocated to Commercial ROE Per Unit of Leverage Total debt to stockholders' equity 6

Illustrative MBS Price Changes Source: Bloomberg. Note: Price information is provided for illustrative purposes only is for generic TBA Fannie Mae MBS. Prices can vary. (1)Change from end of 1Q13 to end of 2Q13. Unaudited Risk management involves numerous variables: .Coupon and maturity selection is imperative for MBS performance .Liquidity in each sector of the market can impact performance, especially in heightened volatility .Shorter-stated maturity does not always equate to less risk 30-Year MBS by Coupon 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Average QoQ total price change(1) ($5.34) ($4.06) ($2.41) ($1.88) ($0.63) ($0.38) ($2.45) Rate Move Attribution ($3.62) ($2.54) ($1.76) ($1.30) ($1.04) ($0.73) ($1.83) Basis Move Attribution ($1.72) ($1.52) ($0.65) ($0.58) $0.41 $0.35 ($0.62) 15-Year MBS by Coupon 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Average QoQ total price change(1) ($4.16) ($3.19) ($2.31) ($1.78) ($1.56) ($1.66) ($2.44) Rate Move Attribution ($3.22) ($2.49) ($1.71) ($1.14) ($0.88) ($0.68) ($1.69) Basis Move Attribution ($0.94) ($0.70) ($0.60) ($0.64) ($0.68) ($0.98) ($0.76) Total Debt to Stockholders' Equity 5.0x 6.0x 7.0x 8.0x 9.0x Levered 30-year price change ($14.69) ($17.14) ($19.58) ($22.03) ($24.48) Levered 15-year price change ($14.66) ($17.10) ($19.54) ($21.98) ($24.43)

Unaudited, numbers in thousands except per share amounts Summary Balance Sheet and Applicable Information (1)Includes Agency mortgage-backed securities, Agency debentures and corporate debt. (2)Includes common stock, additional paid-in capital, accumulated other comprehensive income (loss) and accumulated deficit. (3)Includes loan participations and mortgages payable which are non-recourse to the Company. For the quarters ended June 30, March 31, June 30, 2013 2013 2012 Agency mortgage-backed securities and debentures $95,793,791 $112,226,950 $119,751,155 Commercial real estate investments 1,005,560 - - Corporate debt held 61,682 66,539 60,638 Total Investment Securities(1) and commercial real estate investments 96,861,033 112,293,489 119,811,793 Repurchase agreements $81,397,335 $100,322,942 $96,760,797 Convertible Senior Notes 824,229 824,902 1,245,915 Mortgages payable 19,361 - - Participation sold 14,324 - - Total debt $82,255,249 $101,147,844 $98,006,712 Cumulative redeemable preferred stock $913,059 $913,059 $467,602 Common equity(2) 12,350,245 14,393,310 15,816,984 Total stockholders' equity $13,263,304 $15,306,369 $16,284,586 Total debt to total stockholders' equity(3) 6.2x 6.6x 6.0x Common stock book value per share $13.03 $15.19 $16.23 Total common stock shares outstanding 947,483 947,293 974,684

Summary Income Statement and Applicable Information

Unaudited, dollars in thousands except per share amounts

	For the quarters ended		
	June 30, 2013	March 31, 2013	June 30, 2012
Total interest income	$712,936	$737,217	$886,324
Total economic interest expense(1)	376,982	403,066	388,445
Economic net interest income(1)	$335,954	$334,151	$497,879
Net income (loss)	$1,638,213	$870,278	($91,159)
Net income (loss)available to common shareholders	1,620,221	852,286	(97,667)
Earnings per common share	$1.71	$0.90	($0.10)
Adjusted net income (loss)(2)	$460,553	$464,417	$546,159
Adjusted net income available to common shareholders(2)	442,561	446,425	539,651
Adjusted earnings per common share(2)	$0.47	$0.47	$0.55
Dividends declared per common share	$0.40	$0.45	$0.55
Annualized return on average equity	45.87%	22.29%	(2.26%)
Annualized adjusted return on average equity(2)	12.90%	11.90%	13.56%
Annualized yield on average interest-earning assets	2.51%	2.37%	3.04%
Annualized cost of funds on average interest-bearing liabilities	1.53%	1.46%	1.50%
Annualized interest rate spread	0.98%	0.91%	1.54%
Weighted average three-month constant prepayment rate (CPR)	16%	18%	19%

(1) Includes realized gains (losses) on interest rate swaps.
(2) Adjusted net income excludes unrealized gains (losses) on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes, impairment of goodwill and loss on previously held equity interest in CreXus Investment Corp.

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Unaudited, dollars in thousands Components of Economic Net Interest Income (1)Includes Agency mortgage-backed securities, Agency debentures and corporate debt. (2)Includes realized gains (losses) on interest rate swaps. (3)Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income. For the quarters ended June 30, March 31, June 30, 2013 2013 2012 Interest income: Investment Securities(1) $686,577 $724,820 $874,984 U.S. Treasury securities 7,242 5,996 7,397 Securities loaned 2,302 2,612 2,698 Commercial real estate investments 13,906 - - Reverse repurchase agreements 2,775 3,636 1,122 Other 134 153 123 Total interest income $712,936 $737,217 $886,324 Economic interest expense:(2) Repurchase agreements $141,945 $157,064 $139,579 Realized gains (losses) on interest rate swaps(3) 212,727 225,476 222,002 Convertible Senior Notes 16,364 15,813 18,965 U.S. Treasury Securities sold, not yet purchased 4,075 2,788 5,801 Securities borrowed 1,737 1,925 2,098 Participation sold 134 - - Total economic interest expense(2) $376,982 $403,066 $388,445 Economic net interest income(2) $335,954 $334,151 $497,879

Unaudited Change in Annualized Interest Rate Spread Change from 1Q13 to 2Q13 Note: Graph shows relative changes in contribution from 1Q13 to 2Q13. For example, net amortization of premiums and accretion of discounts increased annualized interest rate spread by 0.24% more in 2Q13 versus 1Q13. (1) Includes realized gains (losses) on interest rate swaps. 0.24% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1Q13 Annualized interest rate spread Net amortization of premiums and accretion of discounts Cost of funds on average interest-bearing liabilities(1) Coupon on average interest-earning assets 2Q13 Annualized interest rate spread 0.91% (0.08%) (0.09%) 0.98%

Unaudited, dollars in thousands Reconciliation to Adjusted Net Income Reconciliation of 2Q13 Net Income to Adjusted Net Income(1) (1) Adjusted net income excludes unrealized gains (losses) on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes, impairment of goodwill and loss on previously held equity interest in CreXus Investment Corp. $23,987 ($1,109,022) ($111,521) $1,638,213 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 Net income Impairment of goodwill Loss on previously held equity interest in CreXus Unrealized gains / losses on interest rate swaps Unrealized gains / losses on Agency interest-only MBS Adjusted net income $18,896 $460,553

Unaudited Change in Annualized Return on Average Equity Change from 1Q13 to 2Q13 Note: Graph shows relative changes in contribution from 1Q13 to 2Q13. For example, unrealized gains/losses on interest rate swaps increased annualized ROE by 22.71% more in 2Q13 versus 1Q13. (1) Includes realized gains (losses) on interest rate swaps. (2) Other includes investment advisory income, dividend income from affiliates, impairment of goodwill, loss on previously held equity interest in CreXus Investment Corp., other income (loss), realized gains (losses) on termination of interest rate swaps, general and administrative expenses, and income taxes. 22.71% 2.00% 1.82% 22.29% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 1Q13 ROE Unrealized gains / losses on interest rate swaps Realized / unrealized gains / losses on inv. and trading assets Net amortization of premiums and accretion of discounts Economic interest expense(1) Coupon income Other(2) 2Q13 ROE (1.98%) (0.74%) (0.24%) 45.87%

Unaudited Change in Annualized Adjusted Return on Average Equity Change from 1Q13 to 2Q13 Note: Graph shows relative changes in contribution from 1Q13 to 2Q13. For example, economic interest expense decreased annualized adjusted ROE by 0.24% more in 2Q13 versus 1Q13. (1) Includes realized gains (losses) on interest rate swaps. (2) Other includes investment advisory income, dividend income from affiliates, other income (loss), realized gains (losses) on termination of interest rate swaps, general and administrative expenses, and income taxes. 1.82% 0.93% 11.90% 0.00% 4.00% 8.00% 12.00% 16.00% 1Q13 Adjusted ROE Net amortization of premiums and accretion of discounts Realized gains / losses on inv. and trading assets Economic interest expense(1) Coupon income Other(2) 2Q13 Adjusted ROE (0.24%) (0.74%) (0.77%) 12.90%

Unaudited, dollars in thousands Agency MBS Portfolio Net Premium and Discount Balance and Constant Prepayment Rate $4,467,122 $5,453,012 $5,833,988 $5,367,186 $5,352,223 19% 20% 19% 18% 16% 27.43% 31.91% 36.64% 35.07% 40.35% 0% 10% 20% 30% 40% 50% 60% $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 2Q12 3Q12 4Q12 1Q13 2Q13 Net premium and discount balance Weighted average three-month constant prepayment rate Net premium and discount balance as % of stockholders' equity

Unaudited Interest Rate and Liability Management Note: Interest rates do not take into consideration outstanding Convertible Senior Notes, loan participations or mortgages payable. 216 220 197 202 196 0.59% 0.61% 0.63% 0.59% 0.64% 1.99% 1.96% 1.97% 1.85% 1.83% 100 120 140 160 180 200 220 240 0.25% 0.75% 1.25% 1.75% 2.25% 2.75% 3.25% 2Q12 3Q12 4Q12 1Q13 2Q13 Weighted average days to maturity on interest-bearing liabilities Weighted average rate on repurchase agreements Weighted average net rate on interest rate swaps

Unaudited, dollars in thousands Interest Rate Swaps, Swaptions and Repurchase Agreements as of June 30, 2013 (1) Of the total repurchase agreements, approximately 13% have a remaining maturity over one year. Interest Rate Swaps Current Weighted Avg. Weighted Avg. Weighted Avg. Maturity Notional Pay Rate Receive Rate Years to Maturity 0 - 3 years $21,567,050 1.94% 0.21% 2.18 3 - 6 years 14,738,490 1.69% 0.23% 3.99 6 - 10 years 7,700,000 2.31% 0.25% 7.53 Greater than 10 years 4,466,750 3.32% 0.22% 18.08 Total / Weighted Avg. $48,472,290 2.05% 0.22% 5.04 Interest Rate Swaptions Weighted-Avg. Weighted-Avg. Weighted Avg. Weighted Avg. Current Underlying Underlying Underlying Underlying Months to Notional Pay Rate Receive Rate Years to Maturity Expiration $2,525,000 2.50% 0.27% 10.25 5.98 Repurchase Agreements Principal Weighted Avg. Maturity Balance Rate Within 30 days $32,749,247 0.42% 30 to 59 days 18,675,058 0.41% 60 to 89 days 2,827,502 0.58% 90 to 119 days 6,522,227 0.37% Over 120 days(1) 20,623,301 1.27% Total / Weighted Avg. $81,397,335 0.64%

Agency MBS and Debentures Overview as of June 30, 2013

Unaudited, dollars in thousands

Agency Fixed-Rate Securities

Weighted Avg. Years to Maturity	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Subject to HARP	Weighted Avg. 3-Month CPR	Estimated Fair Value
<=15 years	$3,631,071	4.7%	3.52%	104.2%	103.9%	10.7%	10.5%	$3,772,708
20 years	8,655,861	11.2%	3.69%	104.4%	103.8%	1.0%	16.4%	8,983,658
>=30 years	64,720,462	83.7%	3.98%	105.4%	103.4%	6.3%	16.5%	66,908,014
Callables	340,798	0.4%	2.65%	99.4%	91.6%	0.0%	0.0%	312,245
Total/Weighted Avg.(1)	$77,348,192	100.0%	3.92%	105.2%	103.4%	5.9%	16.2%	$79,976,625

Agency Adjustable-Rate Securities

Weighted Avg. Months to Reset	Current Face Value	%	Weighted Avg. Coupon	Weighted Avg. Amortized Cost	Weighted Avg. Fair Value	Subject to HARP	Weighted Avg. 3-Month CPR	Estimated Fair Value
0 - 24 months	$2,891,027	38.8%	3.17%	100.3%	106.8%	90.1%	18.9%	$3,084,677
25 - 40 months	133,018	1.8%	6.03%	100.2%	107.7%	100.0%	42.4%	142,911
41 - 60 months	510,451	6.8%	5.00%	101.3%	106.6%	59.0%	39.2%	543,334
61 - 90 months	328,974	4.4%	4.08%	102.8%	105.8%	0.6%	39.0%	348,058
>90 months	443,960	6.0%	3.49%	103.5%	104.1%	0.0%	26.1%	462,078
Step-Ups	3,144,725	42.2%	2.22%	99.9%	95.2%	0.0%	0.0%	2,994,228
Total/Weighted Avg.(1)	$7,452,155	100.0%	3.00%	100.5%	101.7%	70.6%	24.3%	$7,575,286

(1) Weighted averages for % originated pre-June 2009 and three-month CPR exclude Callables and Step-Up securities.

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Unaudited, dollars in thousands Agency MBS and Debentures Overview as of June 30, 2013 (cont’d) Agency Fixed-Rate and Floating-Rate Collateralized Mortgage-Backed Obligations Current Weighted Avg. Weighted Avg. Weighted Avg. Subject to Weighted Avg. Estimated Type Face Value % Coupon Amortized Cost Fair Value HARP 3-Month CPR Fair Value Fixed-Rate $6,906,853 100.0% 3.67% 102.5% 102.1% 11.2% 23.3% $7,053,632 Floating-Rate Total/Weighted Avg. $6,906,853 100.0% 3.67% 102.5% 102.1% 11.2% 23.3% $7,053,632 Agency Interest-Only Collateralized Mortgage-Backed Obligations Current Notional Weighted Avg. Weighted Avg. Weighted Avg. Subject to Weighted Avg. Estimated Type Value % Coupon Amortized Cost Fair Value HARP 3-Month CPR Fair Value Interest-Only $6,979,941 87.2% 3.60% 13.2% 14.0% 11.5% 15.4% $976,491 Inverse Interest-Only 1,024,030 12.8% 6.04% 21.1% 20.7% 0.0% 10.5% 211,757 Total/Weighted Avg. $8,003,971 100.0% 3.91% 14.2% 14.9% 10.0% 14.8% $1,188,248

Interest Rate and MBS Spread Sensitivity Analysis as of June 30, 2013 Unaudited Assumptions: .The interest rate sensitivity and spread sensitivity are based on the portfolio as of June 30, 2013 .The interest rate sensitivities are instantaneous parallel shifts in rates .The spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk .Both tables assume no active management of the portfolio Interest Rate Sensitivity Interest Rate Change (bps) Estimated Change in Portfolio Market Value Estimated Change as a % of NAV -75 1.1% 8.3% -50 0.9% 6.6% -25 0.5% 4.0% 25 -0.6% -4.3% 50 -1.2% -9.3% 75 -1.9% -14.8% MBS Spread Sensitivity MBS Spread Shock (bps) Estimated Change in Portfolio Market Value Estimated Change as a % of NAV -25 1.0% 7.9% -15 0.6% 4.9% -5 0.2% 1.8% 5 -0.2% -1.3% 15 -0.6% -4.6% 25 -1.0% -8.0%

Unaudited, dollars in thousands Commercial Real Estate Overview as of June 30, 2013 (1) Based on most recent third party appraisal, which may be prior to loan origination\purchase date. (2) Maturity dates assume all of the borrowers’ extension options are exercised. (3) Based on GAAP net income, excluding depreciation and amortization expense, utilizing average assets for the quarter ended June 30, 2013. (4) Based on GAAP net income, excluding depreciation and amortization expense, utilizing average net equity for the quarter ended June 30, 2013. (5) Does not include $29.7 million of Real Estate Held-for-sale at June 30, 2013. Carrying Amount % of Commercial Portfolio Weighted Average Coupon (WAC) Weighted Average Yield Weighted Average LTV(1) Weighted Average Maturity (WAM)(2) Senior Debt $331,372 33.96% 8.42% 8.63% 65.35% 2.42 years Subordinate and Mezzanine Debt 567,900 58.20% 10.56% 10.51% 72.15% 4.03 years Preferred Equity 39,085 4.01% 11.00% 11.67% 82.22% 10.18 years Total Commercial Real Estate Debt and Preferred Equity $938,357 96.16% 9.82% 9.90% 70.17% 3.72 years Carrying Amount % of Portfolio Gross Asset Yield(3) Net Equity Yield(4) Real Estate Held for Investment(5) $37,492 3.84% 6.86%(3) 14.13%(4)

Last Five Quarters Summary Data

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Total interest income	$712,936	$737,217	$756,661	$761,265	$886,324
Total economic interest expense(1)	$376,982	$403,066	$413,646	$406,165	$388,445
Economic net interest income(1)	$335,954	$334,151	$343,015	$355,100	$497,879
Net income (loss)	$1,638,213	$870,278	$700,495	$224,758	($91,159)
Net income (loss) available (related) to common shareholders	$1,620,221	$852,286	$680,778	$215,391	($97,667)
Earnings per common share	$1.71	$0.90	$0.70	$0.22	($0.10)
Adjusted net income (loss)(2)	$460,553	$464,417	$465,101	$449,846	$546,159
Adjusted net income (loss) available (related) to common shareholders(2)	$442,561	$446,425	$445,384	$440,479	$539,651
Adjusted earnings per common share(2)	$0.47	$0.47	$0.46	$0.45	$0.55
Dividends declared per common share	$0.40	$0.45	$0.45	$0.50	$0.55
Total common and preferred dividends declared	$396,888	$444,165	$451,870	$496,606	$542,406
Annualized return on average equity	45.87%	22.29%	16.97%	5.39%	(2.26%)
Annualized adjusted return on average equity(2)	12.90%	11.90%	11.27%	10.78%	13.56%
Annualized interest rate spread during the quarter:					
Annualized yield on average interest-earning assets	2.51%	2.37%	2.45%	2.54%	3.04%
Annualized cost of funds on average interest-bearing liabilities	1.53%	1.46%	1.50%	1.52%	1.50%
Annualized interest rate spread	0.98%	0.91%	0.95%	1.02%	1.54%

(1) Includes realized gains (losses) on interest rate swaps.
(2) Adjusted net income excludes unrealized gains (losses) on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes, impairment of goodwill and loss on previously held equity interest in CreXus Investment Corp.

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Last Five Quarters Summary Data (cont'd)

Unaudited, dollars in thousands

	For the quarters ended				
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Total Agency mortgage-backed securities and debentures	$95,793,791	$112,226,950	$126,972,775	$132,533,252	$119,751,155
% Fixed-rate	92%	92%	93%	93%	92%
% Adjustable-rate	8%	8%	7%	7%	7%
% Floating-rate	0%	0%	0%	0%	1%
Weighted-average three-month constant prepayment rate (CPR)	16%	18%	19%	20%	19%
Net premium and discount balance in Agency MBS portfolio	$5,352,223	$5,367,186	$5,833,988	$5,453,012	$4,467,122
Net premium and discount balance as % of stockholder's equity	40.35%	35.07%	36.64%	31.91%	27.43%
Weighted-average purchase price	103.7%	103.9%	103.8%	103.7%	103.2%
Commercial real estate investments	$1,005,560	-	-	-	-
Corporate debt	$61,682	$66,539	$63,944	$64,928	$60,638
Investment Securities(1) and commercial real estate investments	$96,861,033	$112,293,489	$127,036,719	$132,598,180	$119,811,793
Interest rate swaps:					
Notional amount of interest rate swaps as a % of Investment Securities(1)	53%	46%	40%	38%	41%
Weighted average pay rate on interest swaps	2.05%	2.08%	2.21%	2.23%	2.29%
Weighted average receive rate on interest swaps	0.22%	0.23%	0.24%	0.27%	0.30%
Weighted average net rate on interest swaps	1.83%	1.85%	1.97%	1.96%	1.99%

(1) Includes Agency mortgage-backed securities, Agency debentures and corporate debt.

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Last Five Quarters Summary Data (cont'd)

Unaudited, dollars in thousands except per share amounts

	For the quarters ended				
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Repurchase agreements	$81,397,335	$100,322,942	$102,785,697	$101,033,146	$96,760,797
Convertible Senior Notes	$824,229	$824,902	$825,541	$999,749	$1,245,915
Mortgages payable	$19,361	-	-	-	-
Participation sold	$14,324	-	-	-	-
Total debt	$82,255,249	$101,147,844	$103,611,238	$102,032,895	$98,006,712
Cumulative redeemable preferred stock	$913,059	$913,059	$913,059	$913,059	$467,602
Common equity(1)	$12,350,245	$14,393,310	$15,011,385	$16,177,604	$15,816,984
Total stockholders' equity	$13,263,304	$15,306,369	$15,924,444	$17,090,663	$16,284,586
Total debt to total stockholders' equity(2)	6.2x	6.6x	6.5x	6.0x	6.0x
Common stock book value per share	$13.03	$15.19	$15.85	$16.60	$16.23
Total common stock shares outstanding	947,483	947,293	947,213	974,800	974,684
Weighted average days to maturity of interest-bearing liabilities	196	202	197	220	216
Weighted average rate on repurchase agreements(3)	0.64%	0.59%	0.63%	0.61%	0.59%

(1) Includes common stock, additional paid-in capital, accumulated other comprehensive income (loss) and accumulated deficit.
(2) Includes loan participations and mortgages payable which are non-recourse to the Company.
(3) Rates do not take into consideration outstanding Convertible Senior Notes, loan participations or mortgages payable.

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